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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                Telemonde, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                Telemonde, Inc.
                                230 Park Avenue
                                  10th Floor
                           New York, New York 10169

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  TO BE HELD
                                 JUNE 6, 2000

Notice is hereby given that the annual meeting of stockholders of Telemonde, Inc. ("Telemonde"), will be held on June 6, 2000, at 11:00 a.m., Eastern Daylight Time, at its principal executive office located at 230 Park Avenue, 10th Floor, New York, New York 10169, for the following purposes:

     1. To elect two persons to Class I of the Telemonde board of directors for a term of three years, or until their successors have been duly elected and qualified.

     2. To ratify the appointment of Moore Stephens, Chartered Accountants, as Telemonde's independent accountants and auditors for fiscal 2000.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on May 1, 2000, are entitled to notice of and to vote at the annual stockholders' meeting and any adjournment thereof.

The Proxy Statement describing matters to be considered at the Annual Meeting is attached to this notice.

                                    By Order of the Board of Directors

                                    /s/ Gottfried von Bismarck
                                    ---------------------------------------
                                    Count Gottfried von Bismarck, Secretary

-------------------------------------------------------------------------------
                                   IMPORTANT

WHETHER YOU EXPECT TO ATTEND THE MEETING OR NOT, PLEASE MARK, SIGN, DATE, AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE ANY POSTAGE. IN THE EVENT YOU ATTEND THE MEETING, YOU
MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON AT ANY TIME BEFORE YOUR PROXY IS EXERCISED.
--------------------------------------------------------------------------------

                                Telemonde, Inc.
                                230 Park Avenue
                                   10th Floor
                           New York, New York  10169

                                PROXY STATEMENT

                         Annual Meeting of Stockholders
                                  June 6, 2000

                                  INTRODUCTION

     This Proxy Statement and accompanying proxy are furnished to record holders of shares of common stock, $.001 par value per share, of Telemonde, Inc., a Delaware corporation ("Telemonde"), in connection with the solicitation of proxies by the Board of Directors to be used at the annual meeting of stockholders to be held on June 6, 2000, at 11:00 a.m., Eastern Daylight Time, at the offices of Telemonde, 230 Park Avenue, 10th Floor, New York, New York 10169, and at any adjournment or adjournments thereof. A copy of Telemonde's 1999 Annual Report to Stockholders accompanies, but is not part of, this Proxy Statement. This Proxy Statement, accompanying proxy and Annual Report will be sent to stockholders of Telemonde on or about May 5, 2000.

     At the annual meeting, the stockholders will vote to elect two members to the board of directors to serve for a three year term and to ratify the appointment of Moore Stephens as Telemonde's independent accountants and auditors for fiscal 2000. The affirmative vote of a plurality of the votes cast in the election, if a quorum exists, is required to elect the directors, and a majority of the shares present or represented at the meeting, if a quorum is present, is required to ratify the appointment of Moore Stephens as Telemonde's independent accountants and auditors for fiscal 2000. The holder of each share of common stock is entitled to one vote on all matters submitted before the annual meeting or any adjournments of the annual meeting. The presence in person or by proxy of the holders of a majority of the issued and outstanding shares of the common stock entitled to vote at the annual meeting is necessary to constitute a quorum.

     Stockholders are urged to sign the enclosed form of proxy and return it promptly in the envelope enclosed for that purpose. Proxies will be voted in accordance with the stockholders' directions. If no directions are given, proxies will be voted FOR the election of the nominees named herein to Class I of the Board of Directors and FOR the ratification of the appointment of Moore Stephens as Telemonde's independent accountants and auditors for fiscal 2000.

     The Board of Directors knows of no other business to be presented at the annual meeting. If any other business is properly presented, the person named in the enclosed proxy will use his discretion in voting the shares. The proxy may be revoked at any time prior to the voting thereof by written request to Telemonde at 230 Park Avenue, 10th Floor, New York, New York 10169, Attention:
Secretary. The proxy may also be revoked by submission to Telemonde of a more recently dated proxy. The giving of the proxy will not affect the right of a stockholder to attend the annual meeting and vote in person.

     The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors of Telemonde. The entire cost of soliciting these proxies will be borne by Telemonde. In addition to being solicited through the mails, proxies may be solicited personally or by telephone, facsimile, electronic mail, or telegraph by officers, directors, and employees of Telemonde who will receive no additional compensation for such activities. Arrangements will also be made with brokerage houses and other custodians, nominees, and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons, who will be reimbursed for their reasonable expenses incurred in such connection.

     A representative of Telemonde's transfer agent, First Union, will count the votes and act as the inspector of election at the meeting. The inspector of election will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Under Delaware law, abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved by a majority of the shares represented in person or by proxy and entitled to vote.

Proposal 1.  ELECTION OF DIRECTORS

     Telemonde's Certificate of Incorporation divides the board into three classes, as nearly equal in number as possible. Directors within each class are elected to serve three-year terms and approximately one-third of the directors sit for election at each annual meeting of stockholders. Paul E. Donofrio and Count Gottfried von Bismarck are nominated to serve as directors in Class I and will be elected to serve until the 2003 annual meeting of stockholders. Mr. Bishop and Dr. Tirado are in Class II and have been elected to serve as directors until the 2001 stockholder meeting. Mr. Maxwell and Mr. Hollo are in Class III and have been elected to serve as directors until the 2002 stockholder meeting. Under the Bylaws, the affirmative vote of a plurality of all the votes cast at the annual meeting, assuming a quorum is present, is sufficient to elect a director.

     Unless otherwise directed in the proxy, the person named in the enclosed proxy, or his substitute, will vote such proxy for the election of the two nominees listed below as directors for a three-year term and until their respective successors are duly elected and qualify. If any nominee at the time of election is unavailable to serve, a contingency not presently anticipated, it is intended that the person named in the proxy, or his substitute, will vote for an alternate nominee who will be designated by the Board. Proxies may be voted only for the nominees named or such alternates.

     The following table sets forth the nominees and the other present members of the Board of Directors of Telemonde. With respect to each such person, the table sets forth the age, principal occupation, position presently held with Telemonde, and the year in which the person first became a director of Telemonde.

                                              Principal Occupation and              Expiration of            Initial
          Name                  Age        Present Position with Telemonde         Term as Director          Election
          ----                  ---        -------------------------------         ---------------           --------

Class I Nominees for Election to Serve as Directors Until the Annual Meeting in 2003

Paul E. Donofrio                41          Executive Vice President and Chief            2003                  N/A
                                            Financial Officer

Count Gottfried A. von          37          Vice President, Secretary and Director        2003                  1999
 Bismarck

                                              Principal Occupation and              Expiration of            Initial
          Name                  Age        Present Position with Telemonde         Term as Director          Election
          ----                  ---        -------------------------------         ---------------           --------

Class II Present Directors Elected to Serve Until the Annual Meeting in 2001

Adam N. Bishop                  40         President, Chief Executive Officer,            2001                  1999
                                           Treasurer and Director

Miguel D. Tirado (1) (2)        56         Director; Dean of Graduate Studies and         2001                  1999
                                           Research and Professor of Management
                                           Systems at California State
                                           University, Monterey Bay

Class III Present Directors Elected to Serve Until the Annual Meeting in 2002

Kevin F.H. Maxwell (1)          41         Chairman and Director                          2002                  1999

Mark G. Hollo (1) (2)           49         Director; Managing Director of Sands           2002                  1999
                                           Brothers & Co., Ltd.

(1)  Member of the audit committee.
(2)  Member of the compensation committee.


Paul E. Donofrio, 41, Executive Vice President and Chief Financial Officer
Mr. Donofrio joined Telemonde in March of 2000 and has served as Executive Vice President and Chief Financial Officer since then. Prior to joining Telemonde, Mr. Donofrio was employed since 1991 with Microwave Power Devices, Inc. and most recently served as Executive Vice President, Chief Operating and Financial Officer. MPDI designs, manufactures and sells highly linear, radio frequency and microwave, power amplifiers and related subsystems to the worldwide wireless telecommunications market. Before his employment with MPDI, Mr. Donofrio worked with AIL Systems, Inc., an Eaton Corporation subsidiary which focuses mainly on aerospace electronics. Prior to working with AIL, Mr. Donofrio was employed with Cost Free Internal Profit Systems, Inc. as a management consultant.

Count Gottfried A. von Bismarck, 37, Vice President, Secretary and Director Count von Bismarck joined Telemonde and has served as Vice President, Secretary and a director of Telemonde since May 1999, when Telemonde Investments Limited acquired Pac-Rim Consulting, Inc. in a reverse acquisition (Pac-Rim later changed its name to Telemonde, Inc.). From December 1998 until he joined Telemonde, he was a Director of London International Development Corporation, an international investment business with interests in the telecommunications sector in central Asia and India, among other investments. From September 1997 until December 1998, he was Director of Fund Management for AURORA Kapital Limited, a German investment business. From May 1995 to August 1997, Count von Bismarck served as an advisor to the Minister of Privatization of Croatia, where he developed and implemented the Croatian Mass Privatization Program, strategies for the privatization of public utilities, including telecommunications, and infrastructure projects. Prior to his work with the Croatian Minister, from 1993 to 1995 Count von Bismarck worked as a management consultant specializing in business turn-around management in the former East Germany and in the Czech Republic. From 1991 to 1993 he worked for the State Privatization Agency (Treuhandanstalt) of the Federal Republic of Germany, managing a portfolio of 28 large and medium sized companies in the electronics communications sector.

Adam N. Bishop, 40, President, Chief Executive Officer, Treasurer and Director Mr. Bishop, a co-founder of Telemonde and EquiTel, joined Telemonde Networks Limited in March 1999, and has served as the President, Treasurer and a director of Telemonde since May 1999, when Telemonde Investments Limited acquired Pac-Rim Consulting, Inc. in a reverse acquisition (Pac-Rim later changed its name to Telemonde, Inc.). From 1996 until 1999, Mr. Bishop served as a consultant to various telecommunications companies, including EquiTel, to which he provided advice in relation to the development of its route management business. During this period, Mr.

Bishop also served for a time as chief executive officer of North American Gateway, Ltd., a wholesale voice telephony carrier and a division of North American Gateway, Inc., where he established the parent company's operations in Europe. From 1991 to 1996 Mr. Bishop was employed by British Telecommunications, plc, a leading international telecommunications company ("British Telecom"), where he was head of new business development in international carrier services.

Miguel D. Tirado, Ph.D., 56, Director
Dr. Tirado became a director of Telemonde in November 1999. Since 1986, Dr. Tirado has been the Dean of Graduate Studies and Research and a Professor of Management Systems at California State University, Monterey Bay. He has been a Senior Fellow at the Institute for Defense Education and Analysis at the Naval Post Graduate School in Monterey, California since 1996. Dr. Tirado also currently is Managing Director of Tirado and Associates, a management consulting firm advising clients in California's Silicon Valley. Prior to joining the faculty of California State University, Monterey Bay, he was the European Marketing Director for Pacific Telesis, a US-based telecommunications company and now a subsidiary of SBC Communications, Inc.

Kevin F.H. Maxwell, 41, Chairman and Director
Mr. Maxwell, a co-founder of Telemonde, joined Telemonde and has served as Chairman of the Board and a director of Telemonde since May 1999, when Telemonde Investments Limited acquired Pac-Rim Consulting, Inc. in a reverse acquisition (Pac-Rim later changed its name to Telemonde, Inc.). From 1993 to 1999, Mr. Maxwell was a self-employed strategic business development consultant affiliated with Westbourne Communications Limited ("Westbourne"), a UK consulting firm. Through Westbourne, he provided advice and consultancy services to a range of telecommunications-related clients. In particular, prior to joining Telemonde, he provided through Westbourne advice to Telemonde on its early development and on corporate finance issues. Until 1991, Mr. Maxwell was Deputy Chairman and Deputy Chief Executive Officer of Maxwell Communication Corporation plc, and its subsidiary Macmillan, Inc. and a director of Mirror Group Newspapers (together, the "Maxwell Group"). The Maxwell Group, which was controlled by Mr. Maxwell's late father, Robert Maxwell, collapsed in December 1991. In 1992, Mr. Maxwell was declared bankrupt as a result of the civil litigation arising from the collapse of the Maxwell Group. This bankruptcy was discharged in 1995. In 1996, Mr. Maxwell was acquitted of all criminal charges related to the collapse of the Maxwell Group.

Mark G. Hollo, 49, Director
Mr. Hollo became a director of Telemonde in November 1999. Mr. Hollo has served as a Managing Director of Investment Banking for Sands Brothers & Company, Ltd., a securities and investment banking firm and member of the New York Stock Exchange, since 1992. Pursuant to an engagement letter with Sands Brothers dated October 27, 1999, as amended, Telemonde has agreed to use its best efforts to elect a designee of Sands Brothers to the Telemonde Board for a period of three years. Mr. Hollo has been appointed to the Board as such designee.

     The Board currently consists of Messrs. Maxwell, Bishop, von Bismarck, Hollo and Dr. Tirado. At the annual meeting, successors to each director whose term expires at such meeting will be elected to serve for three-year terms or
until their successors are duly elected and qualified.   The Board has the power
to appoint the officers of Telemonde. Each officer will hold office for such term as may be prescribed by the Board and until such person's successor is chosen and qualified or until such person's death, resignation, or removal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF DIRECTORS AS SET FORTH IN THIS PROXY STATEMENT.

Board Relationships. We are not aware of any family relationships between any directors or executive officers of Telemonde. No director of Telemonde currently serves as a director of any other United States public company.

Board Committees. The Board of Directors has appointed an Audit Committee and a Compensation Committee.

Audit Committee.  The Audit Committee was initially established in November of
---------------
1999 and consists of Mr. Maxwell, Mr. Hollo and Dr. Tirado. The Audit Committee has the authority and responsibility to:

     . Hire one or more independent chartered accountants to audit Telemonde's books, records and financial statements and to review Telemonde's systems of accounting (including Telemonde's systems of internal control);

     . Discuss with such independent chartered accountants the results of such audit and review;

     . Conduct periodic independent reviews of the systems of accounting (including systems of internal control); and

     . Make reports periodically to the full Board of Directors with respect to its findings.

Compensation Committee. The Compensation Committee initially was established in
----------------------
November 1999 and consists of Mr. Hollo and Dr. Tirado. The Compensation Committee is responsible for fixing the compensation of the executive officers of Telemonde and will decide other compensation matters including the operation of any stock option plans, management bonus plans, and awards.

Meetings. The Board held three meetings during Telemonde's last fiscal year.
Mr. Bishop attended 67% (2 out of 3) of the meetings held. Mr. Hollo and Dr. Tirado were directors for only two meetings during 1999 and each attended 50% (1 out of 2) of those meetings. The Audit Committee and Compensation Committee did not meet during the last fiscal year.

Proposal 2.   RATIFICATION OF THE APPOINTMENT OF MOORE STEPHENS AS INDEPENDENT
ACCOUNTANTS AND AUDITORS FOR FISCAL 2000

     The Board of Directors has appointed Moore Stephens, Chartered Accountants, as Telemonde's independent accountants and auditors for fiscal 2000. Moore Stephens, Chartered Accountants, served as independent accountants and auditors of Telemonde for the year ended December 31, 1999. Representatives of the firm will be present at the annual meeting, have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

     The affirmative vote of the holders of a majority of the outstanding shares of common stock represented at the annual meeting and entitled to vote is required to ratify the appointment of Moore Stephens, Chartered Accountants, as Telemonde's independent accountants and auditors for fiscal 2000.

     The Board of Directors recommends voting FOR ratification of the appointment of Moore Stephens, Chartered Accountants, as Telemonde's independent accountants and auditors for fiscal 2000.

                               EXECUTIVE OFFICERS
                               ------------------

Telemonde and its subsidiary EquiTel Communications Limited have the following executive officers in addition to Messrs. Maxwell, Bishop and Donofrio (whose descriptions are detailed above in Proposal 1. Election of Directors).


      Name                     Age                 Present Position
      ----                     ---                 ----------------
Andrew J. Hedges                32           Executive Vice President
                                              and Chief Operating Officer

Harry D. Pomeroy                45           President of EquiTel

Nicholas J. Topham              42           Chief Executive Officer of EquiTel

Larry S. Trachtenberg           47           Executive Vice President and
                                              Managing Director of EquiTel

Andrew J. Hedges, 32, Executive Vice President and Chief Operating Officer
Mr. Hedges joined Telemonde in November 1999 and has served as Chief Operating Officer since then. Prior to joining Telemonde, he gained substantial experience in commercial operations, sales and marketing and international services from his previous positions at leading telecommunications companies. From 1997 to 1999, he was the Managing Director of First Telecom plc, the largest independent telecommunications retailer in the United Kingdom. From 1994 to 1997, he was Commercial Operations Manager in the United Kingdom for MFS WorldCom, now MCI WorldCom, a leading international telecommunications company ("MCI WorldCom"). Prior to joining MCI WorldCom, he worked at Gemini Submarine Cable Systems Limited, a trans-Atlantic fiber-optic cable construction and sales company, and British Telecom.

Harry D. Pomeroy, 45, President of EquiTel
Mr. Pomeroy, a co-founder of Telemonde and EquiTel, joined EquiTel in September 1998 upon its incorporation and has served as President and a Director of EquiTel since then. He joined Telemonde in November 1999, upon the acquisition of EquiTel by Telemonde. He is one of the small number of experts with extensive experience and knowledge of the traditional carrier marketplace, new telecom carriers, and the emerging wholesale telecommunications marketplace. Prior to joining EquiTel, Mr. Pomeroy was the head of Commercial Carrier Operations at MCI WorldCom from 1996 to 1998. From 1985 to 1996 he held various sales and marketing positions at British Telecom, becoming Group Sales Manager for Global Accounts in 1993 and later the head of International Carrier Marketing Operations.

Nicholas J. Topham, 42, Chief Executive Officer of EquiTel
Mr. Topham joined EquiTel in May 1999 and has served as Chief Executive Officer and a Director of EquiTel since then. He joined Telemonde in November 1999, upon the acquisition of EquiTel by Telemonde. He specializes in international wholesale communications and telecommunications strategic development. Prior to joining EquiTel, Mr. Topham was a director of the Global Communications and Entertainment Practice of Arthur Andersen, a leading international accounting firm from 1997 to 1999. Prior to joining Arthur Andersen, he spent 13 years at British Telecom from 1984 to 1997, becoming head of Business Development and Strategy for International Wholesale Services.

Larry S. Trachtenberg, 47, Executive Vice-President and Managing Director of EquiTel
Mr. Trachtenberg, a co-founder of EquiTel, joined EquiTel in September 1998 and has served as Managing Director of EquiTel since November 1998. He joined Telemonde in November 1999, upon the acquisition of EquiTel by Telemonde. Mr. Trachtenberg has extensive management experience in the telecommunications, Internet, news media and financial services industries. Prior to joining EquiTel, from 1992 to 1998 he was a consultant to a number of companies, including Telemonde, and prior to that held senior management positions in communications and financial services businesses. In 1991, Mr. Trachtenberg was Managing Director of Maxwell Central & East European Partners plc, a subsidiary of Robert Maxwell Group plc., a private company. The Maxwell Group, controlled by the late Mr. Robert Maxwell, collapsed in December 1991. In 1996, Mr. Trachtenberg was acquitted of all criminal charges related to the collapse of the Maxwell Group.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee did not meet in 1999.

                               PERFORMANCE GRAPH

     The following performance graph compares Telemonde's share price performance on the OTC Bulletin Board to the NASDAQ Composite and the Bloomberg U.S. Telecom Services Index. Share price performance is from May 19, 1999 (the date Telemonde's common stock began trading as "TLMD" following the acquisition of Pac-Rim Consulting, Inc.) through December 31, 1999.

                             [GRAPH APPEARS HERE]

Total Return Analysis
                                                  5/19/99                12/31/99
---------------------------------------------------------------------------------
Telemonde, Inc.                                  $ 100.00               $   50.52
---------------------------------------------------------------------------------
Bloomberg U.S. Telecom Services Index            $ 100.00               $  108.47
---------------------------------------------------------------------------------
Nasdaq Composite                                 $ 100.00               $  158.16
---------------------------------------------------------------------------------


           OUTSTANDING VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

     The common stock is the only class of outstanding voting securities. Only holders of common stock of record on May 1, 2000 (the "Record Date"), are entitled to notice of and to vote at the annual meeting. As of April 19, 2000 there were 80,775,784 shares of common stock issued and outstanding. The holder of each share of common stock is entitled to one vote on all matters submitted before the annual meeting or any adjournments of the annual meeting.

     The following table provides you with certain information, as of April 19, 2000 regarding beneficial ownership of Telemonde's common stock by: (1) each of our directors and executive officers; (2) each person whom we believe beneficially owns more than 5% of our outstanding voting stock; and (3) all executive officers and directors as a group. Except as otherwise indicated, each stockholder listed below has sole voting and investment power as to the shares owned by that person.

                                                           Amount and Nature of                  Percentage
              Name and Address (1)                      Beneficial Ownership (2)(3)             of Class (4)
-------------------------------------------------  -------------------------------------  -------------------------
Kevin F.H. Maxwell (5)                                           3,183,492                           3.8%
Adam N. Bishop                                                     989,583                           1.2
Paul E. Donofrio (6)                                             1,400,000                           1.7
Andrew J. Hedges                                                      ----                          ----
Count Gottfried A. von Bismark                                        ----                          ----
Harry D. Pomeroy (7)                                               834,583                           1.0
Nicholas J. Topham                                                 682,812                            *
Larry S. Trachtenberg (8)                                          371,902                            *
Mark G. Hollo (9)                                                  946,429                           1.1
Miguel D. Tirado (10)                                               71,429                            *
Intelecom Limited (11)                                          19,955,000                          24.7
      Lake Building, 1st Floor
      Wickhams, Cay One
      Road Town, Tortola
      British Virgin Islands
Fast Firm Limited                                                9,917,356                          12.3
      7 - 10 Chandos Street
      London England W1
Communications Collateral Limited (12)                           9,255,544                          11.5
      The Tropic Isle Building
      Road Town, Tortola
      British Virgin Islands
All Directors and Executive Officers as a group                  8,480,230                          10.5
(10 persons)

*    Less than one percent of Telemonde common stock.

(1) If no address is given, the named individual is an executive officer or director of Telemonde, whose business address is: 40 Portman Square, 4th Floor, London, W1M 9DE United Kingdom.

(2) Shares of common stock that a person has the right to acquire within 60 days of April 19, 2000 are deemed outstanding for computing the percentage ownership of the person having the right to acquire such shares, but are not deemed outstanding for computing the percentage ownership of any other person.

(3) Beneficial ownership for certain named person includes the number of shares initially issued to him upon the acquisition of EquiTel by Telemonde, but does not include shares that may be issued to each person as additional consideration paid to former EquiTel stockholders, as described below in the section entitled, "Certain Relationships and Related Transactions."

(4) As of April 19, 2000, there were 80,775,784 shares of common stock issued and outstanding.

(5) Mr. Maxwell's beneficial ownership includes 2,756,790 shares of Telemonde common stock attributable to Mr. Maxwell because of his right to purchase such shares from Intelecom Corporation Limited. Mr. Maxwell's beneficial ownership also includes 426,702 shares of Telemonde common stock held by Telcoworld Limited, in which Mr. Maxwell has a 33.4% ownership interest.

(6) Mr. Donofrio's beneficial ownership includes 1,400,000 shares of Telemonde common stock, which Mr. Donofrio has the option to purchase under his employment agreement for $.50 per share after June 1, 2000.

(7)  All shares attributed to Mr. Pomeroy are held by his wife.

(8)  All shares attributed to Mr. Trachtenberg are held by his wife.

(9) Mr. Hollo's beneficial ownership includes 71,429 shares authorized for issuance to Mr. Hollo as compensation for his membership on the Board of Directors, which number represents $250,000 in shares of common stock, valued at $3.50 per share. Mr. Hollo's ownership also includes 875,000 shares beneficially owned by Black Trust, beneficiaries of which are descendants and other family members of Mr. Hollo. Mr. Hollo is agent for Black Trust through a Power of Attorney.

(10) Dr. Tirado's beneficial ownership includes 71,429 shares authorized for issuance to Dr. Tirado as compensation for his membership on the Board of Directors, which number represents $250,000 in shares of common stock, valued at $3.50 per share.

(11) The beneficial owner of Intelecom Limited is Rhone Financial Indemnity Re Ltd., an Irish company, which formerly was the sole shareholder of Telemonde Investments Limited and which created Intelecom as a vehicle for its ownership of Telemonde shares. Intelecom has granted or will grant to certain persons, including Mr. Maxwell, the right to purchase Telemonde shares from Intelecom.

(12) The beneficial ownership of Communications Collateral Limited includes 6,160,958 shares of Telemonde common stock issuable upon the exercise of a warrant for the purchase of such shares at an exercise price of $2.70, as amended by a Forbearance Agreement between Communications Collateral and Telemonde; this number is equal to seven percent of Telemonde's issued and outstanding common stock (on a fully diluted basis) as of April 19, 2000. The warrant presently is exercisable, and will remain exercisable until the third anniversary of the closing date of the first transaction that raises additional capital for Telemonde of at least $10 million through the sale of equity securities. The beneficial ownership of Communications Collateral also includes 3,094,585 shares of Telemonde common stock issued and issuable under a penalty provision in a registration rights agreement between Telemonde and Communications Collateral.

                            EXECUTIVE COMPENSATION

     The table and notes below show the annual, long-term and other compensation for services in all capacities to Telemonde, EquiTel, a wholly owned subsidiary of Telemonde, and their subsidiaries paid during the year ended December 31, 1999 to the Chief Executive Officer and the other four most highly compensated executive officers of Telemonde (the "named executive officers"). No compensation was paid by Telemonde or any of its subsidiaries from the organization of Telemonde Investments Limited from March 10, 1998 through December 31, 1998.

                                                                                              Annual Compensation
----------------------     -------------------------------------      --------          ----------------------------------
                                                                        Year            Salary (1)               Bonus (1)
          Name                    Position                                                 ($)                      ($)
----------------------     -------------------------------------      -------           ----------               ---------
K.F.H. Maxwell (2)         Chairman                                    1999             220,530                      0

A.N. Bishop (2)            President and Chief                         1999             198,144                      0
                           Executive Officer

H.D. Pomeroy (3)           President of EquiTel                        1999             265,302                      0

N. J. Topham (3)           Chief Executive Officer                     1999             181,969                      0
                           of EquiTel

L.S. Trachtenberg (3)      Managing Director of                        1999             218,799                      0
                           EquiTel

(1) Compensation figures shown reflect the conversion of compensation paid in UK pounds sterling into U.S. dollars at $1.62 per (Pounds)1.00, the exchange rate in effect on December 31, 1999.

(2) Disclosure for Mr. Maxwell and Mr. Bishop reflects compensation paid from the date each became an executive officer (May 1999 for Mr. Maxwell, and March 1999 for Mr. Bishop) until December 31, 1999.

(3) Disclosure for Mr. Pomeroy, Mr. Topham and Mr. Trachtenberg reflects compensation paid to each by EquiTel during 1999.

     The compensation amounts shown above represents the salary and other compensation paid by Telemonde or EquiTel to the named individuals in the year ended December 31, 1999. The table excludes any payments made for consulting services provided by individuals prior to joining Telemonde or EquiTel. Any such payments are described below under the section, "Certain Relationships and Related Transactions."

                             EMPLOYMENT CONTRACTS

     Telemonde has entered into an employment agreement with Mr. Maxwell, retaining him as Telemonde's Chairman. The term of the agreement runs until June 30, 2002, after which either Mr. Maxwell or Telemonde may terminate the agreement with six months' notice. The agreement provides for a basic salary for Mr. Maxwell of (Pounds)240,000 per year, equal to approximately $389,000 at the exchange rate on December 31, 1999, and health insurance for Mr. Maxwell and his family. No provision has been made in the agreement for bonus payments, stock option grants, or pension contributions to Mr. Maxwell.

     Telemonde Networks Limited has entered into an employment agreement with Mr. Bishop, retaining him as President and Chief Executive Officer of Telemonde, Inc. and Telemonde Networks Limited. The term of the agreement runs until June 30, 2002, after which either Mr. Bishop or Telemonde Networks Limited may terminate the agreement with six months' notice. The agreement provides for a basic salary for Mr. Bishop of (Pounds)240,000 per year, equal to approximately $389,000 at the exchange rate on December 31, 1999, and health insurance for Mr. Bishop and his family. No provision has been made in the agreement for bonus payments, stock option grants, or pension contributions to Mr. Bishop.

     Telemonde entered into an executive service agreement with Mr. Donofrio, retaining him as Executive Vice President and Chief Financial Officer of Telemonde. The term of his agreement runs until March 1, 2003, after which either Mr. Donofrio or Telemonde may terminate the agreement with six months' notice. The agreement provides for a basic salary for Mr. Donofrio of $250,000 per year. Mr. Donofrio also received a $40,000 signing bonus upon joining Telemonde and Mr. Donofrio is guaranteed a bonus equal to $150,000 within 60 days of the start of each calendar year commencing January 1, 2001. An additional bonus of $50,000 may be paid to Mr. Donofrio each year commencing in 2001 upon achievement of financial objectives of Telemonde, which objectives must be mutually agreed upon by Mr. Donofrio and Telemonde. Mr. Donofrio also receives life insurance, long-term disability insurance, an automobile and gasoline allowance of $700 per month and medical and dental coverage for him and his immediate family. Telemonde granted Mr. Donofrio nonqualified options to purchase an aggregate 5,800,000 shares of common stock at $.50 per share. Mr. Donofrio's options vest in increments, beginning with 1,400,000 shares of common stock on June 1, 2000. On September 1, 2000, Mr. Donofrio's option to purchase 400,000 shares of common stock vests and thereafter his options to purchase 400,000 shares of common stock vest every three months until March 1, 2003. Prior to March 1, 2003, if Mr. Donofrio is terminated for cause or resigns, any remaining options that have not vested will expire, but if Mr. Donofrio is terminated for any other reason, all remaining options vest immediately. Additionally, in the event that Telemonde sells substantially all of its assets or there is a "change in control" of Telemonde during Mr. Donofrio's employment, all of Mr. Donofrio's options immediately vest and become exercisable. "Change-in-control" is defined as (i) the acquisition of 50% or more of Telemonde's voting power, (ii) the acquisition of 25% - 50% of Telemonde's voting power by any person and the adoption by the Board of a resolution declaring a change-in-control has occurred or (iii) a merger, consolidation, reorganization, recapitalization or similar transaction upon which 50% of the voting power of the surviving corporation is held by persons other than the former stockholders of Telemonde.

     At the time of Telemonde's acquisition of EquiTel, EquiTel entered into employment agreements with Mr. Pomeroy, Mr. Topham and Mr. Trachtenberg, retaining them as President, Chief Executive Officer, and Executive Vice President and Managing Director, respectively, of EquiTel. The term of each agreement runs until June 30, 2002. The agreement between EquiTel and Mr. Pomeroy provides for a basic salary of (Pounds)240,000 per year, equal to approximately $389,000 at the exchange rate on December 31, 1999. The agreement with Mr. Topham provides for a basic salary of (Pounds)225,000 per year, equal to approximately $364,500 at the exchange rate on December 31, 1999. The agreement provides with Mr. Trachtenberg for a basic salary of (Pounds)185,000 per year, equal to approximately $300,000 at the exchange rate on December 31, 1999. No provision has been made in any of these agreements for bonus payments, stock option grants, or pension contributions.

                      BOARD COMPENSATION AND OTHER MATTERS

     Non-employee directors, including Mr. Hollo and Dr. Tirado, will receive $100,000 per year for their services. In addition, they have the right to receive common stock worth $250,000 upon appointment to the board, and additional stock distributions equal to $250,000 for each additional year they serve on the board of directors. Thus, because Telemonde has a classified board and each director serves a three-year term, total compensation for each non-employee director for his three-year term is $300,000 in cash and $750,000 of shares of common stock. Other than reimbursements for reasonable expenses incurred, directors do not receive any additional compensation for serving on board committees. Employee directors do not receive any additional compensation for acting as directors.

     Telemonde has a consulting agreement with Count Gottfried von Bismarck under which he is responsible for developing Telemonde's business relationships in German-speaking areas. The term of the agreement is one year and provides for a fee of $120,000 per year, payable in monthly installments. The agreement automatically is renewed for additional three-month terms, unless notice of termination is given by Telemonde or Count von Bismarck 60 days before the expiration of the then-current term.

     The directors of Telemonde Investments Limited, the predecessor to Telemonde, Inc., from its inception were Mr. Michael Collins and Ms. Susan Williams. Telemonde Investments Limited made payments totaling $225,000 in 1999 and $37,000 in 1998 for directors and consulting services to companies controlled by Mr. Collins.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board was initially established in
November of 1999 and consists of Mr. Hollo and Dr. Tirado.   Neither Mr. Hollo
nor Dr. Tirado are or ever have been officers or employees of Telemonde. No executive officer of Telemonde serves as a member of the board of directors or Compensation Committee of another entity that has one or more executive officers that serve as a member of the Telemonde board or the Telemonde Compensation Committee.

     Prior to the appointment of the Compensation Committee in November 1999, executive compensation was set by Telemonde's full board of directors. Although neither the full board of directors nor the Compensation Committee has a specific compensation policy which is used to establish executive compensation, when making compensation decisions, the Compensation Committee considers such factors as:

     . Telemonde's need to recruit, motivate and retain high quality executives; and

     . Market salary comparisons for experienced executives in the telecommunications industry.

     Mr. Hollo is a director and stockholder of Telemonde and a Managing Director of Sands Brothers & Co., Ltd. Prior to Mr. Hollo's appointment to Telemonde's Board, Telemonde engaged Sands Brothers to provide financial and consulting services. Pursuant to that agreement, Sands Brothers will receive a placement fee equal to 10% of the total consideration raised in any financing facilitated by Sands Brothers. Sands Brothers or its designee(s) will also have the right to subscribe, at par value, for 1,750,000 shares of Telemonde common stock upon the completion of the first tranche of financing. Sands Brothers will also have the right to subscribe, at par value, for an additional 200,000 shares of common stock for each $1,000,000 of financing facilitated by Sands Brothers and accepted by Telemonde. Telemonde has also agreed to pay Sands Brothers a transaction fee equal to five percent of the consideration paid in any completed acquisition or business transaction that was facilitated by Sands Brothers. In addition to Mr. Hollo, trusts established for the benefit of the families of certain affiliates of Sands Brothers received, in the aggregate, 875,000 shares of Telemonde common stock.


       CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS AND LEGAL PROCEEDINGS

EquiTel and its Acquisition

     Telemonde and EquiTel have had a close relationship since their respective inceptions, on March 10, 1998 and September 17, 1998. Even before Telemonde's acquisition of EquiTel on November 8, 1999, their principals and management overlapped, they shared premises and services and, in circumstances where it was mutually beneficial, they made joint presentations to potential customers. However, prior to the acquisition, the two businesses were legally separate. Therefore, a significant part of the following discussion relates to transactions between the two companies and their respective management teams.

Acquisition of EquiTel. Telemonde acquired EquiTel Communications Limited on November 8, 1999. EquiTel's total assets at September 30, 1999 were $1,830,000. The maximum aggregate value of the consideration payable by Telemonde to the stockholders of EquiTel is $69 million. Telemonde's valuation of EquiTel was based on the historic price/earnings ratios of similar telecommunication companies, applied to the anticipated future after-tax earnings of EquiTel. The maximum aggregate value of the consideration payable reflect the fact that the consideration was payable wholly in Telemonde shares and that the majority of the consideration was deferred and dependent on additional consideration payable to stockholders of EquiTel upon EquiTel's achievement of anticipated future earnings.

     At the time of the acquisition, Mr. Maxwell and Mr. Bishop were executive officers and directors of Telemonde and were beneficial owners of EquiTel shares. In view of Mr. Maxwell's and Mr. Bishop's potential conflicts of interest regarding the acquisition of EquiTel, Telemonde's negotiations with EquiTel were conducted, and the terms of the acquisition were approved by, Count von Bismarck. Count von Bismarck and the board of directors of Telemonde appointed Gouldens, Solicitors, London, United Kingdom to advise Telemonde on the legal and contractual aspects of the acquisition, and appointed Brown, Shipley & Co., Investment Bankers, London, United Kingdom to advise Telemonde on the valuation of and consideration in respect of EquiTel.

     The purchase price for the acquisition of EquiTel will be paid as follows:

     . On November 8, 1999, the initial consideration of $19 million was satisfied by the issuance to the EquiTel stockholders of 4,947,917 restricted shares of common stock of Telemonde.

     . On approximately June 30, 2001, a sum not exceeding $30 million in the aggregate will be paid to the former EquiTel stockholders, in proportion to their respective interests in EquiTel, by the issue of restricted shares of Telemonde common stock.

     . On approximately June 30, 2002, a sum not exceeding $50 million, less the amount paid on June 30, 2001, will be paid to the former EquiTel stockholders in the aggregate, in proportion to their respective interests in EquiTel, by the issue of restricted shares of Telemonde common stock.

     The deferred consideration to be paid in future years to the EquiTel stockholders will be decreased if EquiTel does not achieve certain specified performance goals during 2000 and 2001. The number of Telemonde shares to be issued will be determined by a previously determined formula, based upon the market price of Telemonde common stock over a fixed number of trading days prior to issuance. Using this formula, the value of the shares issued as initial consideration was set at $3.84 per share.

Interests of Certain Persons in EquiTel. As a result of EquiTel acquisition, Mr. Maxwell and Mr. Bishop, who were beneficial owners of EquiTel, have received shares of Telemonde common stock, and are entitled to receive additional shares of Telemonde common stock when additional consideration is paid to the former EquiTel stockholders. Mr. Pomeroy, Mr. Topham and Mr. Trachtenberg, who were executive officers, directors and beneficial owners of EquiTel shares prior to its acquisition, also have received shares of Telemonde common stock and are entitled to receive additional shares of Telemonde common stock when additional consideration is paid to the former EquiTel stockholders.

     The table below sets out the beneficial ownership in EquiTel previously owned by Telemonde's executive officers, and the maximum amount of value of shares in Telemonde Inc. to which they might be entitled.


                                                                                  Maximum Aggregate
                                                       Initial Consideration        Consideration          Resulting
                           Ownership in EquiTel (1)          Received             to be Received (2)       Beneficial
                            Shares      Percentage      Shares       Value       Shares        Value      Ownership in
Name                         (#)                         (#)          ($)          (#)          ($)      Tele-monde (3)
K.F.H. Maxwell (4)              860         8.6%        426,702    1,638,536    5,485,526    5,938,536        3.9%
A.N. Bishop                   2,000        20.0         989,583    3,800,000   12,754,288   13,800,000        9.0
H.D. Pomeroy                  2,000        20.0         989,583    3,800,000   12,754,288   13,800,000        9.0
N. J. Topham                  1,380        13.8         682,812    2,622,000    8,800,459    9,522,000        6.0
L. S. Trachtenberg              980         9.8         484,402    1,860,104    6,249,108    6,760,104        4.1

(1) EquiTel has an authorized share capital of 10,000 Ordinary Shares of (Pounds)1 each, which were issued to EquiTel's beneficial owners at the time of its inception and were purchased by Telemonde on November 8, 1999 at the time of the acquisition of EquiTel by Telemonde.

(2) These columns set out the aggregate number of shares of Telemonde common stock that would be issued to the named former stockholders of EquiTel and the value of the stockholdings of each, assuming that the former EquiTel stockholders are entitled to the full $50,000,000 in additional consideration and assuming that the shares of Telemonde common stock so issued were valued at $.85, the closing price of a share of Telemonde common stock on April 10, 2000.

(3) Assuming the issuance of an aggregate of an additional 58,823,529 shares of Telemonde common stock to the former stockholders of EquiTel (equal to $50,000,000 divided by $.85), and assuming no other issuance of Telemonde common stock following April 10, 2000. The resulting beneficial ownership reflects only Telemonde shares received for each individual's interest in EquiTel and does not reflect Telemonde shares held by such individuals in transactions not relating to EquiTel.

(4) Mr. Maxwell holds a 33.4% interest in Telcoworld Limited, which held a 25.8% interest in EquiTel. Telcoworld Limited held 2,580 shares in EquiTel; thus, Mr. Maxwell's equity interest in Telcoworld equaled 860 shares of EquiTel. Telcoworld Limited currently holds 1,277,552 shares of Telemonde common stock; thus, Mr. Maxwell's equity interest in Telcoworld equals 426,702 shares of common stock in Telemonde. The maximum aggregate number of shares Telcoworld Limited will receive if the former EquiTel stockholders are entitled to the full $50,000,000 in additional compensation is 16,454,022 shares; thus, Mr. Maxwell would be entitled to receive 5,485,526 shares of Telemonde common stock. Mr. Maxwell held no individual beneficial ownership in EquiTel.

Other Relationships with EquiTel. EquiTel provided management and administrative services for the offices it shared with Telemonde, for which it was reimbursed an aggregate of $530,000 by Telemonde before the acquisition. Telemonde also paid EquiTel a total of $898,000 for commissions on sales of bandwidth earned by EquiTel during 1998; no commissions were paid to EquiTel during 1999.

     Mr. Maxwell was a director of EquiTel from November 18, 1998 to May 24, 1999. While Mr. Maxwell was a director and beneficial owner of EquiTel, EquiTel engaged Westbourne Communications Limited to provide certain consulting services. Mr. Maxwell, through Westbourne, served as a consultant to EquiTel, providing advice on its early development and on corporate finance issues. The agreement between EquiTel and Westbourne terminated when Mr. Maxwell was appointed Chairman and a director of Telemonde. Through May 24, 1999, EquiTel paid Westbourne a total of $138,600, of which $77,550 was attributable to Mr. Maxwell's services.

     During 1998 Adam Bishop and his wife were paid $122,513 for consulting services provided to EquiTel in connection with the initiation and development of EquiTel's route management business. In addition, Harry Pomeroy served as Chairman and Director of EquiTel from its inception until the date of the acquisition. In 1998, while serving in this capacity, Mr. Pomeroy received $90,338 as compensation for management and consulting relating to the introduction and development of EquiTel's route management business services.

Rhone Financial

     EquiTel has a loan of $1,000,000 from Rhone, the founding shareholder of Telemonde Investments Limited. These loans became obligations of Telemonde upon the acquisition of EquiTel, which resulted in EquiTel becoming a wholly-owned subsidiary of Telemonde. This loan bears no interest, is unsecured, and is due and payable in full when EquiTel's resources permit. Telemonde believes that the terms of this loan are at least as favorable to Telemonde as could be obtained by arms-length bargaining with an unrelated party.

Westbourne Communications Limited

     Mr. Maxwell has been Chairman and a director of Telemonde since May 1999. Prior to his appointment to these posts, Telemonde engaged Westbourne Communications Limited to provide certain consulting services, in particular advising on the early development of Telemonde and on corporate finance matters. Mr. Maxwell, through Westbourne, served as a consultant to Telemonde prior to his appointment as Chairman and director. Prior to May 24, 1999, Telemonde had paid Westbourne a total of $452,450 for its services, of which $158,400 was attributable to services rendered by Mr. Maxwell. On May 24, 1999, when Mr. Maxwell became Chairman and director of Telemonde, the agreement between Telemonde and Westbourne in respect of the services of Mr. Maxwell terminated.

     Westbourne continues to provide Telemonde with consulting services, which are governed by a new agreement signed on June 20, 1999. The agreement provides for Telemonde to pay Westbourne (Pounds)12,000 per month, equal to approximately $230,000 per year. The term of the agreement is for one year; it may be, but is not required to be, renewed by the parties. Telemonde has not determined whether it will seek to renew the agreement. Mr. Kevin

Maxwell does not benefit from this agreement, nor does he provide any services under it. Amongst Westbourne's consultants is Mr. Ian R.C. Maxwell, the brother of Mr. Kevin Maxwell.

Telemonde Relationships

     Prior to joining Telemonde as President in March 1999, Mr. Bishop was a consultant for North American Gateway. North American Gateway signed two sales contracts with Telemonde in April and May 1998. Mr. Bishop declared his interest at the time and took no part in the negotiation of or decision on the Telemonde contracts.

     Mr. Trachtenberg has been Executive Vice President and Managing Director of EquiTel since November 1998. During 1998, through Hyperactive Productions, Mr. Trachtenberg provided consulting services to Telemonde. Telemonde paid Hyperactive Productions $141,526 for services rendered during 1998, of which $70,763 was attributable to Mr. Trachtenberg's services.

     Mr. Hollo is a director and shareholder of Telemonde and a Managing Director of Sands Brothers & Co., Ltd. Prior to Mr. Hollo's appointment to Telemonde's Board, Telemonde engaged Sands Brothers to provide financial and consulting services. Pursuant to that agreement, Sands Brothers will receive a placement fee equal to 10% of the total consideration raised in any financing facilitated by Sands Brothers. Sands Brothers or its designee(s) will also have the right to subscribe, at par value, for 1,750,000 shares of Telemonde common stock upon the completion of the first tranche of financing. Sands Brothers will also have the right to subscribe, at par value, for an additional 200,000 shares of common stock for each $1,000,000 of financing facilitated by Sands Brothers and accepted by Telemonde. Telemonde has also agreed to pay Sands Brothers a transaction fee equal to five percent of the consideration paid in any completed acquisition or business transaction that was facilitated by Sands Brothers. In addition to Mr. Hollo, trusts established for the benefit of the families of certain affiliates of Sands Brothers received, in the aggregate, 875,000 shares of Telemonde common stock.

Communications Collateral Limited

     Communications Collateral Limited is an investment company, owned by fourteen third-party investors, with which Telemonde has no relationship, other than pursuant to the agreements set forth below. In April 1999, Telemonde, through its now wholly owned subsidiary, Telemonde Investments Limited, entered into a series of agreements with Communications Collateral Limited, including, among others, agreements for:

     . the sale of an IRU for bandwidth to Communications Collateral Limited for $6.5 million;

     . the grant of an option to Communications Collateral Limited which, among other things, required Telemonde to repurchase the bandwidth for $6.5 million upon Communications Collateral's Limited request;

     . a $1 million loan by Communications Collateral Limited to Telemonde due in August 1999;

     . the issuance to Communications Collateral Limited of a warrant for an additional 7% of the shares of Telemonde, Inc., as calculated immediately prior to a Telemonde equity offering that raises at least $10 million;

     . the registration with the SEC of such shares issued and issuable to Communications Collateral Limited within six months of the Pac-Rim acquisition or the issuance of up to 6% of the issued share capital of Telemonde on a continuing basis for one year or until all shares granted pursuant to these agreements are registered.

     On January 13, 2000 Telemonde signed a Forbearance Agreement with Communications Collateral Limited. Under this Agreement, Communications Collateral Limited agreed not to exercise its rights of default under the foregoing agreements until February 15, 2000, in consideration of various obligations of Telemonde. As of February 15, 2000, Telemonde had not fulfilled its obligations under the Forbearance Agreement, and as a result, Communications Collateral Limited has the right to foreclose on Telemonde's assets in order to recover amounts due under the original agreements. As of April 19, 2000, Communications Collateral Limited has not exercised its rights upon default as provided by agreement.

     Pursuant to the warrant and the registration rights agreement, as of April 12, 2000, Communications Collateral Limited had the right to acquire up to 10.5% of Telemonde's common stock, equal to approximately 9,255,544 shares if the warrant were exercised in full on April 19, 2000, and all of the shares to which Communications Collateral Limited is entitled under the Registration Rights Agreement were to be issued.

     One of the individual investors in Communications Collateral Limited, Mr. Barry Nathanson, has provided executive recruitment services to Telemonde. Telemonde issued Mr. Nathanson 33,333 shares of common stock and will issue 16,667 shares of common stock as compensation for his services.

     COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 (the "Act") requires Telemonde's executive officers and directors and persons who own more than 10% of the Common Stock to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"), as well as to furnish Telemonde with a copy of such report. Additionally, SEC regulations require Telemonde to identify in its Proxy Statement those individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year. During 1999, the directors and/or executive officers of Telemonde failed to make timely filings on Form 3 due to administrative error, but such filings were subsequently made. During 1998, Telemonde was not a reporting company and had no filing obligations.

                             STOCKHOLDER PROPOSALS

     The Bylaws of Telemonde provide that in order for a stockholder to nominate candidates to Telemonde's Board or to propose business at an annual meeting of stockholders of Telemonde, a stockholder's notice must be delivered to the Secretary of the principal executive offices of Telemonde not later than the close of business on the 60th nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, or if Telemonde has not previously held an annual meeting, notice by the stockholders to be timely must be delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business or the later of the 60th day prior to such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by Telemonde. Such stockholder's notice must set for (i) as to each person whom a stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed and solicitations of proxies for election of directors in an election contest or is otherwise required in each case pursuant to Regulation 14A under the Act (including such person's consent to be named in the proxy statement of the nominee and to serving as director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interests in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such stockholder as they appear on Telemonde's books, and of such beneficial owner and (y) the number of shares of each class of capital stock of Telemonde which are owned beneficially and of record by such stockholder and such beneficial owner. Stockholder proposals for the 2001 Annual Meeting of Stockholders of Telemonde must be received at the principal executive offices of Telemonde, 230 Park Avenue, 10th Floor, New York, New York 10169, Attn: Secretary, no later than April 7, 2001, for inclusion in the 2001 proxy statement and form of proxy.

                                 OTHER MATTERS

     The Board of Directors, at the time of the preparation of this Proxy Statement, knows of no business to come before the meeting other than that referred to herein. If any other business should come before the meeting, the persons named in the enclosed Proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

                                    BY ORDER OF THE BOARD OF DIRECTORS


                                    /s/ Gottfried von Bismarck
                                    ________________________________________
                                    Count Gottfried von Bismarck, Secretary

New York, New York
April 25, 2000

                                     PROXY

                                Telemonde, Inc.
                                230 Park Avenue
                                   10th Floor
                            New York, New York 10169

                         ANNUAL MEETING OF STOCKHOLDERS
                                  June 6, 2000

        PLEASE SIGN AND RETURN PROMPTLY IN THE SELF-ADDRESSED ENVELOPE
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Kevin Maxwell and Adam Bishop as proxies or either of them, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of Telemonde, Inc., which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 230 Park Avenue, 10th Floor, New York, New York 10169, on Tuesday, June 6, 2000, at 11:00 a.m. Eastern Daylight Time, or any adjournment thereof.

(1) As to the election of the Class I of board of directors listed in the Proxy Statement delivered in connection with the Annual Meeting:

     [_] FOR all nominees listed below     [_] WITHHOLD AUTHORITY to vote for
                                               all nominees listed below

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below)

Gottfried von Bismarck
Paul E. Donofrio

(2) As to the ratification of the appointment of Moore Stephens as Telemonde's independent accountants and auditors for fiscal 2000.

                [_]    FOR      [_] AGAINST        [_] ABSTAIN

     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s).

                      PLEASE SIGN BELOW AND RETURN IN THE
                        ENCLOSED POSTAGE-PAID ENVELOPE.
          THIS IS THE ONLY DOCUMENT YOU NEED TO RETURN AT THIS TIME.


Date:  _________________________            __________________________________
                                            Signature of Stockholder(s)

Date:  _________________________            ___________________________________
                                            Signature of Joint Stockholder(s)